Exhibit (i)(2)
CONSENT OF DECHERT LLP
We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 23 to the Form N-1A Registration Statement of Morgan Stanley Limited Duration U.S. Government Trust, File No. 33-41187. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/ Dechert LLP
New York, New York
September 29, 2009